UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 18, 2008

NEW ENGLAND REALTY ASSOCIATES LIMITED PARTNERSHIP

(Exact Name of Registrant as Specified in Charter)

Massachusetts	0-12138	04-2619298
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

39 Brighton Avenue, Allston, Massachusetts		02134
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (617) 783-0039

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02  Unregistered Sales of Equity Securities.

On August 20, 2007, NewReal, Inc., the general partner (the “General Partner”) of New England Realty Associates Limited Partnership (the “Partnership”), authorized an equity repurchase program (“Repurchase Program”) under which the Partnership was permitted to purchase, over a period of twelve months, up to 100,000 Depositary Receipts.  The Partnership’s Depositary Receipts are each exchangeable for one-tenth of a Class A Unit of the Partnership.  On January 15, 2008, the General Partner authorized an increase in the Repurchase Program from 100,000 to 200,000 Depositary Receipts and on January 30, 2008 the General Partner further increased the Repurchase Program from 200,000 to 300,000 Depositary Receipts.  On March 6, 2008, the General Partner further increased the total number of Depositary Receipts that could be repurchased pursuant to the Repurchase Program from 300,000 to 500,00. Under the Repurchase Program, the Partnership may repurchase Depositary Receipts from time to time in open market transactions at prevailing prices or through privately negotiated transactions.  The timing and amount of repurchases under the Repurchase Program, if any, will depend on market conditions, the trading price of depositary receipts, trading volume and other factors.  To date, 325,744 Depositary Receipts have been repurchased by the Partnership at a cost of approximately $25.1 million.

In February 2008, the Partnership completed the refinancing of ten of its properties with Wachovia Multifamily Capital, Inc., generating net proceeds of approximately $21.8 million (the “Mortgage Financing”) after payment of (i) outstanding mortgage indebtedness and (ii) costs and expenses in connection with the refinancing.  The $25.1 million in costs of the Repurchase Program were funded with the $21.8 million in proceeds from the Mortgage Financing plus an additional $3.3 million in cash that was reserved from the Partnership’s available cash that otherwise would have been available for distribution to the limited partners (the “Withheld Distribution Amount”).

Articles 6 and 7 of the Second Amended and Restated Contract of Limited Partnership of the Partnership (the “Partnership Agreement”) fix the allocation of the Partnership’s profits, losses and distributions among the holders of the Partnership’s Class A, Class B and General Partner Units at 80%, 19% and 1%, respectively (the “Distribution Percentages”).  In addition, Articles 8 and 11 of the Partnership Agreement require that the proceeds of any refinanced mortgage in excess of the aggregate of any prior mortgage amount, costs and expenses of the refinancing, and special reserves or obligations of the Partnership, are to be distributed to the holders of Class A Units, Class B Units and General Partner Units in accordance with the Distribution Percentages.

Prior to the adoption of the Repurchase Program, the number of issued and outstanding Class A, Class B and General Partner Units represented 80%, 19% and 1%, respectively (the “Equity Percentages”), of the total issued and outstanding equity of the Partnership, such that the Distribution Percentages of the holders of each class of Partnership units were identical to their Equity Percentages.

After giving effect to the repurchase of the Depositary Receipts acquired by the Partnership pursuant to the Repurchase Program, the Equity Percentages of each class of Units were rendered disproportionate to the Distribution Percentages, such that as of March 15, 2008, the Equity Percentages of the Class A Units, Class B Units and General Partner Units were 75.27%, 23.49% and 1.24%, respectively, while the Distribution Percentages remain fixed at 80%, 19% and 1%, respectively.

On August 8, 2008, the Board of Directors of the General Partner (the “Board of Directors”), including all of its independent members, authorized the General Partner to complete the mandatory distribution of the proceeds of the Mortgage Financing and the Withheld Distribution Amount pursuant Articles 6, 7 and 8 of the Partnership Agreement as follows (the “Equity Distribution Program”):

1.             The $25.1 million in accrued costs under the Repurchase Program would be charged against the payment of the 80% share of the Mortgage Financing payable to the holders of Class A Units (approximately $17.4 million) in accordance with Section 14.9 of the Partnership Agreement, thereby reducing the Article 8 distribution to the holders of Class A Units to zero;

2.             The Partnership would issue and distribute, to the General Partner and to the holders of Class B Units, 333 and 6,309 Class A Units currently held in treasury, respectively, in full satisfaction of the Partnership’s distribution obligations to the General Partner and the holders of Class B Units under Article 8 of the Partnership Agreement with respect to the proceeds of the Mortgage Financing and Articles 6 and 7 of the Partnership Agreement with respect to the Withheld Distribution Amount; and

3.             The holders of General Partner Units and Class B Units have agreed to forfeit to the Partnership 333 General Partner Units and 6,309 Class B Units, respectively, to restore the Equity Percentages of each class of limited partners to their respective Distribution Percentages.

The Board of Directors determined that the Equity Distribution Plan was in the best interests of the Partnership and all of its limited partners because it was the most cost-effective means of satisfying the Partnership’s distribution obligations with respect to the Mortgage Financing and the Withheld Distribution Amount as compared to the alternatives of further leveraging one or more properties to fund a cash distribution of approximately $4.2 million and $221,000 to the holders of Class B Units and GP Units, respectively or repurchasing a proportionate number of Class B Units and GP Units at an estimated cost of approximately $6 million.  The Equity Distribution Plan also was approved by the Advisory Board of the Partnership on August 4, 2008.

Pursuant to the authorization of the Equity Distribution Plan by the Board of Directors and the Advisory Board, on September 17, 2008, the Partnership completed the issuance of an aggregate of 6,642 Class A Units held in treasury to current holders of Class B and General Partner Units upon the simultaneous retirement to treasury of 6,309 Class B Units and 333 General Partner Units.  Harold Brown, the treasurer of the General Partner, owns 75% of the issued and outstanding Class B Units of the Partnership and 75% of the issued and outstanding equity of the General Partner.  Ronald Brown, the brother of Harold Brown and the president of the General Partner, owns 25% of the issued and outstanding Class B Units of the Partnership and 25% of the issued and outstanding equity of the General Partner.  The Class A Units issued pursuant to the Equity Distribution Plan were exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) and the General Partner and Messrs. Brown and Brown each qualify as accredited investors under Rule 501 of Regulation D of the Securities Act.

Item 8.01 Other Events.

On August 8, 2008, the Board of Directors of the General Partner re-authorized the Partnership’s Repurchase Program and the remaining 174,256 Depositary Receipts, and the 17,425 Class A Units for which the Depositary Receipts may be exchanged, that may be repurchased thereunder, and renewed the Repurchase Program for an additional 12-month period ending August 19, 2009.  In addition, the Board of Directors also authorized the expansion of the Repurchase Program to require the Partnership to repurchase a proportionate number of Class B Units and General Partner Units based upon the Distribution Percentages in connection with any repurchases of any Depositary Receipts by the Partnership.  Repurchases of Depositary Receipts or Partnership Units pursuant to the Repurchase Program may be made by the Partnership from time to time in its sole discretion in open market transactions or in privately negotiated transactions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW ENGLAND REALTY ASSOCIATES

LIMITED PARTNERSHIP

	By:	NewReal, Inc., its General Partner

		By	/s/ Ronald Brown
Ronald Brown, its President
Date September 18, 2008